Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP.

Reports Unaudited Third Quarter and Year to Date 2024 Earnings

Scranton, PA, November 5, 2024/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples” or the “Company”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three and nine months ended September 30, 2024.

Peoples reported a net loss of $4.3 million, or $0.43 per diluted share for the three months ended September 30, 2024, compared to net income of $6.7 million, or $0.95 per diluted share for the comparable period of 2023. Quarterly net income decreased primarily due to the non-recurring charges related to the July 1, 2024 merger of FNCB Bancorp, Inc. into Peoples and the merger of FNCB Bank into Peoples Security Bank and Trust Company (collectively referred to as the “FNCB merger”). Net interest income increased $18.0 million to $39.2 million and the tax-equivalent net interest margin (“NIM”) increased 97 basis points to 3.26% due to the combined higher level of earning assets and the $3.7 million net accretion impact of purchase accounting marks on loans, deposits, and borrowings acquired and assumed in the FNCB merger which added 30 basis points of tax-equivalent NIM1, a non-GAAP measure. Non-recurring charges, including a $14.3 million provision for credit losses on non-purchase credit deteriorated ("non-PCD") loans acquired in the FNCB merger and acquisition related expenses of $9.6 million, more than offset the higher level of net interest income.

Core net income and core earnings per share1, non-GAAP measures, exclude non-recurring transactions of $24.0 million and $0.9 million incurred during the three months ended September 30, 2024 and 2023 and totaled $16.5 million or $1.64 per diluted share for the three months ended September 30, 2024 compared to $7.5 million, or $1.05 per diluted share for the comparable period of 2023.

Core pre-provision net revenue (PPNR) and core PPNR per share1, non-GAAP measures, which exclude acquisition related expenses, the provision for credit losses and the provision for credit losses on unfunded commitments from income before taxes, for the three months ended September 30, 2024 was $18.3 million or $1.83 per diluted share. The core PPNR and core PPNR diluted earnings per share for the corresponding prior year period was $8.8 million or $1.23 per diluted share.

For the nine months ended September 30, 2024, net income was $2.4 million, or $0.30 per diluted share, compared to $23.8 million, or $3.31 per diluted share for the comparable period of 2023. Net income for the current period decreased $21.4 million when compared to the nine months ended September 30, 2023 due to $25.5 million of non-recurring charges, including $11.2 million of acquisition expenses and a $14.3 million provision for credit losses on non-PCD loans, which were partially offset by higher interest income due to increased levels of earning assets.

Core net income and core earnings per share1, non-GAAP measures, totaled $25.6 million or $3.17 per diluted share for the nine months ended September 30, 2024 compared to $24.5 million, or $3.42 per share for the comparable period of 2023.

Core pre-provision net revenue (PPNR) and core PPNR per share1, non-GAAP measures, for the nine months ended September 30, 2024 were $29.1 million or $3.60 per diluted share. The core PPNR and core PPNR diluted earnings per share for the corresponding prior year period was $28.0 million or $3.90 per diluted share.

1 See reconciliation of non-GAAP financial measures on pg.19-21.

Merger with FNCB

Peoples acquired FNCB and its wholly-owned subsidiary FNCB Bank by merger on July 1 2024. The merger and acquisition method of accounting was used to account for the transaction with Peoples as the acquirer. The Company recorded the assets and liabilities of FNCB at their respective fair values as of July 1, 2024. The transaction was valued at approximately $133.7 million. Primary reasons for the merger included: expansion of the branch network and commanding market share positions in northeastern Pennsylvania; attractive low-cost funding base; strong cultural alignment and a deep commitment to shareholders, customers, employees, and communities served by Peoples and FNCB, meaningful value creation to shareholders; and increased trading liquidity for both companies and increased dividends for Peoples shareholders.

At the time of the merger, FNCB contributed, after fair value purchase accounting adjustments, approximately $1.8 billion in assets, $421.9 million in investments, $1.2 billion in loans, $1.4 billion in deposits, $226.3 million in FHLB advances and other borrowings, and $8.0 million in subordinated debt and trust preferred debentures. The excess of the merger consideration over the fair value of the net FNCB assets acquired and liabilities assumed resulted in $13.6 million of goodwill. The FNCB merger also resulted in a core deposit intangible valued at $36.6 million or 5.1% of core deposits.

Subsequent to the FNCB merger, through September 30, 2024, the Company sold $271.2 million par value of the available for sale securities portfolio acquired for net proceeds of $241.2 million and used $189.0 million of the proceeds to repay short-term overnight FHLB advances.

The Company incurred non-recurring expenses of $24.0 million and $25.5 million for the three and nine months ended September 30, 2024, respectively, related to merger and acquisition costs, and an increased allowance for credit losses related to the acquisition of non-PCD loans acquired in the FNCB merger.

The Company’s financial results for any periods ended prior to July 1, 2024 reflect Peoples results only on a standalone basis. As a result of this factor and the below listed adjustments related to the FNCB merger, the Company’s financial results for the third quarter of 2024 may not be directly comparable to prior reported periods. The following schedule highlights specific merger related activity for the three and nine months ended September 30, 2024:

Schedule of Merger & Acquisition Cost and Non-Recurring Merger Related Activity (Unaudited)

	Quarter Ended	Nine Months Ended
(dollars in thousands)	September 30, 2024	September 30, 2024

M&A costs and merger related expenses	$9,653	$11,210
ACL provision for FNCB acquired legacy loans	14,328	14,328
Total net M&A costs and non-recurring transaction costs	$23,981	$25,538

NOTABLES IN THE QUARTER

●	Allowance for credit losses to loans, net increased to 0.97% at September 30, 2024 from 0.81% and 0.80% at June 30, 2024 and September 30, 2023, respectively.
●	Return on average equity for the three months ended September 30, 2024 was negative 3.58% compared to 8.05% for the three months ended September 30, 2023; excluding the non-recurring charges, core return on average equity1, a non-GAAP measure, was 13.61% for the three months ended September 30, 2024 compared to 8.91% for the three months ended September 30, 2023.
●	Return on average assets for the three months ended September 30, 2024 was negative 0.33% compared to 0.72% for the three months ended September 30, 2023; excluding the non-recurring charges, core return on average assets[1], a non-GAAP measure, was 1.24% for the three months ended September 30, 2024 compared to 0.79% for the three months ended September 30, 2023.
●	Tangible book value per common share[1], a non-GAAP measure, decreased to $36.24 per share at September 30, 2024 compared to $39.31 per share at June 30, 2024; this decrease was primarily due to the impact of loan marks associated with the FNCB merger and the net loss incurred for the third quarter of 2024.
●	At September 30, 2024, the Company had $285.5 million in cash and cash equivalents, an increase of $98.1 million from December 31, 2023. Additional contingent sources of available liquidity total $2.2 billion and include lines of credit at the Federal Reserve Bank and Federal Home Loan Bank of Pittsburgh (FHLB), brokered deposit capacity and unencumbered securities that may be pledged as collateral. The Company’s cash and cash equivalents balance and available liquidity represent 47.2% of total assets and 54.5% of total deposits.
●	At September 30, 2024, estimated total insured deposits were approximately $3.1 billion, or 66.2% of total deposits. Included in the uninsured total at September 30, 2024 is $372.5 million of municipal deposits collateralized by letters of credit issued by the FHLB and pledged investment securities, and $1.7 million of affiliate company deposits. Total insured and collateralized deposits represent 74.3% of total deposits at September 30, 2024.

  INCOME STATEMENT REVIEW

●	NIM, calculated on a fully taxable equivalent basis, a non-GAAP measure[1], for the three months ended September 30, 2024 was 3.26%, an increase of 97 basis points compared to 2.29% for the prior quarter and an increase of 82 basis points when compared to 2.44% for the corresponding three month period in 2023. The increase in tax-equivalent NIM from the year ago period was primarily from a higher volume of earning assets and the net accretion impact of purchase accounting marks on loans, deposits and borrowings acquired and assumed in the FNCB merger, which totaled $3.7 million of net interest income, and represented 30 basis points of tax-equivalent NIM.
●	The tax-equivalent yield on interest-earning assets, a non-GAAP measure[1] , increased 105 basis points to 5.63% during the three months ended September 30, 2024 from 4.58% during the three months ended June 30, 2024, and increased 123 basis points when compared to 4.40% for the three months ended September 30, 2023.
●	The cost of funds, which represents the average rate paid on total interest-bearing liabilities, decreased 12 basis points to 2.89% for the three months ended September 30, 2024 when compared to 3.01% during the three months ended June 30, 2024 and increased 28 basis points compared to 2.61% in the prior year period.
●	The cost of interest-bearing deposits decreased 16 basis points during the three months ended September 30, 2024 to 2.76% from 2.92% in the three months ended June 30, 2024, and increased 23 basis points compared to 2.53% for the three months ended September 30, 2023.
●	The cost of total deposits for the three months ended September 30, 2024 was 2.33%, a decrease of 1 basis point from 2.34% for the three months ended June 30, 2024, an increase of 33 basis points compared to 2.00% for the three months ended September 30, 2023.

1See reconciliation of non-GAAP financial measures on pg.19-21.

Third Quarter 2024 Results – Comparison to Prior-Year Quarter

Tax-equivalent net interest income, a non-GAAP measure1, for the three months ended September 30, increased $18.2 million or 83.7% to $40.0 million in 2024 from $21.8 million in 2023. The increase in tax-equivalent net interest income was due to a $29.8 million increase in tax-equivalent interest income that was offset by a $11.6 million increase in interest expense.

Higher interest income was the result of increases in the volume of earning assets due to the FNCB merger and net accretion from purchase accounting loan marks which totaled $4.7 million. Average loans, net, increased $1.2 billion when comparing the three months ended September 30, 2024 to the corresponding three month period in 2023. Average investments totaled $700.6 million in the three months ended September 30, 2024 and $542.5 million in the three months ended September 30, 2023. Average federal funds sold decreased $42.4 million to $92.2 million for the three months ended September 30, 2024.

The increase in interest expense in the three months ended September 30, 2024 was $11.6 million due primarily to higher rates paid on consumer, business and municipal deposits coupled with the increased balances contributed by the FNCB merger. The increase in interest expense included $1.0 million in amortization of purchase accounting marks on deposits and borrowings acquired and assumed in the FNCB merger. The Company's total cost of deposits increased 33 basis points to 2.33% during the three months ended September 30, 2024 compared to the year ago period and the cost of interest-bearing deposits increased 23 basis points to 2.76% from 2.53% in the corresponding period of the prior year. Short-term borrowings averaged $43.9 million in the current period at an average cost of 5.53% compared to $21.8 million in short-term borrowings at an average cost of 5.31% in the corresponding period of the prior year.

Average interest-bearing liabilities increased $1.3 billion for the three months ended September 30, 2024, compared to the corresponding period last year primarily due to the FNCB merger. Average noninterest-bearing deposits increased $25.5 million or 3.7% from the corresponding period of the prior year, due in part to a shift to interest-bearing accounts, and represented 15.8% of total average deposits in the three months ended September 30 2024 as compared to 21.0% in the corresponding period of the prior year.

For the three months ended September 30, 2024, $14.5 million was recorded to the provision for credit losses compared to a credit of $0.2 million in the year ago period.  The current period provision included a non-recurring provision of $14.3 million for non-PCD loans acquired in the FNCB merger. Excluding the impact of the FNCB merger, the provision for credit losses for the three months ended September 30, 2024 was $0.2 million.

Noninterest income for the three months ended September 30, 2024 and 2023 was $5.7 million and $3.7 million, respectively. The increase was primarily due to the FNCB merger and consisted of higher levels of service charges, fees, commissions and other income, wealth management fees and increased cash surrender value of life insurance. These increases were partially offset by lower interest rate swap revenue due to reduced origination volume.

Noninterest expense increased $18.4 million to $35.5 million for the three months ended September 30, 2024, from $17.1 million for the three months ended September 30, 2023. Acquisition related expenses, including legal and consulting, core system de-conversion fees and advisory fees, totaled $9.7 million. Salaries and employee benefits were $4.4 million higher due to the addition of 195 full time equivalent employees. Occupancy and equipment expenses increased $2.2 million in the current period due to higher information technology (IT) expense and higher facilities costs from inflationary price pressure and the additional branches from the FNCB merger.

The income tax benefit was $0.7 million or 13.2% of pre-tax loss for the three months ended September 30, 2024 compared to income tax expense of $1.3 million or 16.5% of pre-tax income for the three months ended September 30, 2023, a change of $2.0 million due to lower taxable income.

1 See reconciliation of non-GAAP financial measures on pg.19-21.

Nine-Month Results – Comparison to Prior Year First Nine months

The tax-equivalent NIM, a non-GAAP measure1, for the nine months ended September 30, 2024 was 2.69%, an increase of 7 basis points over the prior year’s period of 2.62%. Tax-equivalent net interest income, a non-GAAP measure1 for the nine months ended September 30, increased $11.2 million, or 16.5%, to $79.1 million in 2024 from $67.9 million in 2023. The increase in tax-equivalent net interest income was primarily the result of higher loan interest income due to increased volume and rates on new loans acquired through the FNCB merger and an additional $4.7 million from accretion of purchase accounting marks on loans. Average investments increased $22.2 million compared to September 30, 2023, as the Company engaged in investment sales subsequent to the FNCB merger to repay short-term borrowings. The tax-equivalent yield on earning assets was 5.01% for the first nine months of 2024 compared to 4.29% for the nine months ended September 30, 2023. The cost of interest bearing liabilities during the nine month period ended September 30, 2024 increased 68 basis points to 2.94% from 2.26% for the nine months ended September 30, 2023 as the cost of interest-bearing deposit products and short-term borrowing costs increased. The net impact of the purchase accounting accretion and amortization of the loan, deposit and borrowing marks acquired and assumed in the FNCB merger was $3.7 million and contributed 13 basis points to the NIM.

For the nine months ended September 30, 2024, a provision for credit losses of $15.8 million was recorded and included a $14.3 million day-one provision for non-PCD loans acquired in the FNCB merger. The balance includes adjustments through September 30, 2024 for individually evaluated and pooled loans.

Noninterest income was $12.7 million for the nine months ended September 30, 2024 and $10.9 million for the comparable period ended September 30, 2023.  During the period, service charges and fees increased $1.5 million , wealth management income increased $0.3 million, bank owned life insurance cash surrender value increased $0.3 million and gains on equity securities increased $0.2 million while interest rate swap revenue decreased $0.5 million on lower loan origination volume and market value adjustments.

Noninterest expense for the nine months ended September 30, 2024, was $71.7 million, an increase of $21.5 million from $50.2 million for the nine months ended September 30, 2023. The increase was due primarily to higher acquisition related expenses, and higher expenses due to additional full time equivalent employees and facilities due to the FNCB merger. Salaries and employee benefits expenses increased $4.1 million compared to the year ago period due to the addition of 195 full time equivalent employees from the FNCB merger. Occupancy and equipment expenses were higher by $3.1 million in the current period due to increased technology costs related to system integration and increased account and transaction volumes, and higher facilities costs. Acquisition related expenses totaled $11.2 million compared to $1.0 million a year ago. The provision for income taxes for the nine months ended September 30, 2024 decreased $4.3 million and the effective tax rate was 9.1% as compared to 16.0% in the prior period.

BALANCE SHEET REVIEW

At September 30, 2024, total assets, loans and deposits were $5.4 billion, $4.1 billion and $4.6 billion, respectively.

Loan growth for the nine months ended September 30, 2024 was $1.2 billion or 42.8%, due primarily to the $1.2 billion in loans acquired in the FNCB merger. Commercial loans made up the majority of the growth with residential real estate loans also increasing.

Total investments were $647.1 million at September 30, 2024, compared to $483.9 million at December 31, 2023. At September 30, 2024, the available for sale securities totaled $563.3 million and the held to maturity securities totaled $79.9 million. The unrealized loss on the available for sale securities decreased $12.7 million from $51.5 million at December 31, 2023 to $38.8 million at September 30, 2024. The unrealized losses on the held to maturity portfolio totaled $10.8 million and $13.2 million at September 30, 2024 and December 31, 2023, respectively.

Total deposits increased $1.4 billion during the nine months ended September 30, 2024 due primarily to the $1.4 billion in deposits acquired in the FNCB merger. Noninterest-bearing deposits increased $72.9 million and interest-bearing deposits increased $1.3 billion during the nine months ended September 30, 2024. The Company had $391.6 million and $261.0 million of longer-term callable brokered CDs at September 30, 2024 and December 31, 2023, respectively. Of the balance at September 30, 2024, the Company has the option to call $248.9 million of the brokered

1 See reconciliation of non-GAAP financial measures on pg.19-21.

CDs at any time. Subsequent to quarter-end the Company called $100.7 million of its higher cost brokered CDs in order to reduce its cost of funds.

The Company’s deposit base consisted of 38.6% retail accounts, 33.3% commercial accounts, 19.7% municipal relationships and 8.4% brokered deposits at September 30, 2024. At September 30, 2024, total estimated uninsured deposits, were $1.6 billion, or approximately 33.8% of total deposits. Included in the uninsured total at September 30, 2024 is $372.5 million of municipal deposits collateralized by letters of credit issued by the FHLB and pledged investment securities, and $1.7 million of affiliate company deposits. We also offer customers access to IntraFi's CDARS and ICS programs through which their deposits may be allocated to separate FDIC-insured institutions, while they are able to maintain their relationship with the bank.

In addition to deposit gathering and current long-term debt, we have additional sources of liquidity available such as cash and cash equivalents, overnight borrowings from the FHLB, the Federal Reserve’s Discount Window and Borrower-in-Custody program, correspondent bank lines of credit, brokered deposit capacity and unencumbered securities. At September 30, 2024, the Company had $97.1 million in cash and cash equivalents, an increase of $63.6 million from December 31, 2023. At September 30, 2024, we had $2.2 billion in available additional liquidity representing 41.8% of total assets, 48.4% of total deposits and 143.1% of uninsured deposits. For additional information on the deposit portfolio and additional sources of liquidity, see the tables on page 17.

The Company maintained its well capitalized position at September 30, 2024. Stockholders' equity equaled $475.1 million or $47.53 per share at September 30, 2024, and $340.4 million or $48.35 per share at December 31, 2023. The increase in stockholders’ equity from December 31, 2023 is primarily attributable to the FNCB merger, net income less dividends to shareholders, partially offset by a $9.8 million decrease to accumulated other comprehensive loss (“AOCL”) resulting from a reduction in the unrealized loss on available for sale securities. The net after tax unrealized loss on available for sale securities included in AOCL at September 30, 2024 and December 31, 2023 was $28.6 million and $40.3 million, respectively.

Tangible book value1, a non-GAAP measure, decreased to $36.24 per share at September 30, 2024, from $39.35 per share at December 31, 2023. Dividends declared for the nine months ended September 30, 2024 amounted to $1.4375 per share.

ASSET QUALITY REVIEW

Nonperforming assets were $21.5 million or 0.53% of loans, net and foreclosed assets at September 30, 2024, compared to $4.9 million or 0.17% of loans, net and foreclosed assets at December 31, 2023. Nonperforming assets at September 30, 2024 included $7.6 million of loans acquired in the FNCB merger. As a percentage of total assets, nonperforming assets totaled 0.41% at September 30, 2024 compared to 0.13% at December 31, 2023. At September 30, 2024, the Company had one foreclosed property recorded at $27 thousand.

During the nine months ended September 30, 2024, net charge-offs were $158 thousand and the provision for credit losses totaled $15.8 million. The provision for credit losses included a $14.3 million FNCB merger related adjustment for non-PCD loans. The allowance for credit losses equaled $39.3 million or 0.97% of loans, net, at September 30, 2024 compared to $21.9 million or 0.77% of loans, net, at December 31, 2023.  Loans charged-off, net of recoveries, for the three months ended September 30, 2024 were $82 thousand, compared to $42 thousand for the comparable period last year.

1See reconciliation of non-GAAP financial measures on pg.19-21.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Susquehanna, Wayne and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York through 39 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity, core net income and pre-provision revenue ratios, among others. The reported results included in this release contain items, which Peoples considers non-core, namely acquisition related expenses and gain or loss on the sale of securities available for sale. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and its subsidiaries (collectively, “Peoples”) and other statements that are not historical facts that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that undue reliance should not be placed on forward-looking statements and that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: macroeconomic trends, including interest rates and inflation; the effects of any recession in the United States; the impact on financial markets from geopolitical conflicts such as the military conflict between Russia and Ukraine and the conflict in Israel; the possibility that Peoples may be unable to achieve the expected synergies and operating efficiencies of the FNCB merger within the expected timeframes or at all; the possibility that Peoples may be unable to successfully integrate operations of FNCB or that the integration may be more difficult, time consuming or costly than expected; the FNCB merger may divert management’s attention from ongoing business operations and opportunities; effects of the FNCB merger on our ability to retain customers and retain and hire key personnel and maintain relationships with our vendors, and on our operating results and business generally; the dilution caused by Peoples’ issuance of additional shares of its capital stock in connection with the FNCB merger; the outcome of any legal proceedings that may be threatened or instituted against Peoples; changes in interest rates; economic conditions, particularly in our market area; legislative and regulatory changes and the ability to comply with the significant laws and regulations governing the banking and financial services business; monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of Treasury and the Federal Reserve System; adverse developments in the financial industry generally, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior; credit risk associated with lending activities and changes in the quality and composition of our loan and investment portfolios; demand for loan and other products; deposit flows; competition; changes in the values of real estate and other collateral securing the loan portfolio, particularly in our market area; changes in relevant accounting principles and guidelines; inability of third party service providers to perform; our ability to prevent, detect and respond to cyberattacks; and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations and, specifically, the FNCB merger may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder - or take longer - to achieve than expected, if they are achieved at all. As a regulated financial institution, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend (Unaudited)

(In thousands, except share and per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
	2024	2024	2024	2023	2023
Key performance data:
Share and per share amounts:
Net (loss) income	$(0.43)	$0.46	$0.49	$0.51	$0.95
Core net income (1)	$1.64	$0.59	$0.55	$0.61	$1.05
Core net income (PPNR) (1)	$1.83	$0.73	$0.79	$0.95	$1.23
Cash dividends declared	$0.62	$0.41	$0.41	$0.41	$0.41
Book value	$47.53	$48.29	$48.18	$48.35	$46.07
Tangible book value (1)	$36.24	$39.31	$39.20	$39.35	$37.07
Market value:
High	$50.49	$46.25	$48.84	$49.99	$48.19
Low	$41.44	$36.26	$38.09	$38.58	$40.04
Closing	$46.88	$45.54	$43.11	$48.70	$40.10
Market capitalization	$468,549	$321,388	$304,238	$342,889	$282,338
Common shares outstanding	9,994,648	7,057,258	7,057,258	7,040,852	7,040,852
Selected ratios:
Return on average stockholders’ equity	(3.58)%	3.87%	4.09%	4.40%	8.05%
Core return on average stockholders’ equity (1)	13.61%	5.00%	4.59%	5.26%	8.91%
Return on average tangible stockholders’ equity	(4.67)%	4.76%	5.02%	5.46%	9.95%
Core return on average tangible stockholders’ equity (1)	17.77%	6.14%	5.64%	6.53%	11.01%
Return on average assets	(0.33)%	0.37%	0.38%	0.38%	0.72%
Core return on average assets (1)	1.24%	0.47%	0.43%	0.46%	0.79%
Stockholders’ equity to total assets	8.86%	9.42%	9.27%	9.10%	8.48%
Efficiency ratio (1)(2)	53.14%	74.49%	75.77%	69.94%	63.50%
Nonperforming assets to loans, net, and foreclosed assets	0.53%	0.25%	0.27%	0.17%	0.13%
Nonperforming assets to total assets	0.41%	0.20%	0.21%	0.13%	0.10%
Net charge-offs to average loans, net	0.01%	0.01%	0.00%	0.39%	0.01%
Allowance for credit losses to loans, net	0.97%	0.81%	0.79%	0.77%	0.80%
Interest-bearing assets yield (FTE) (3)	5.63%	4.58%	4.56%	4.49%	4.40%
Cost of funds	2.89%	3.01%	2.96%	2.86%	2.61%
Net interest spread (FTE) (3)	2.74%	1.57%	1.60%	1.63%	1.79%
Net interest margin (FTE) (3)	3.26%	2.29%	2.29%	2.30%	2.44%

(1)	See Reconciliation of Non-GAAP financial measures on pages 19-21.
(2)	Total noninterest expense less amortization of intangible assets and acquisition related expenses, divided by tax-equivalent net interest income and noninterest income less net gains (losses) on investment securities available for sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Sept 30	Sept 30
Nine months ended	2024	2023
Interest income:
Interest and fees on loans:
Taxable	$127,859	$95,283
Tax-exempt	5,116	4,205
Interest and dividends on investment securities:
Taxable	8,561	5,973
Tax-exempt	1,153	1,210
Dividends	59	4
Interest on interest-bearing deposits in other banks	632	190
Interest on federal funds sold	2,277	2,914
Total interest income	145,657	109,779
Interest expense:
Interest on deposits	63,216	39,805
Interest on short-term borrowings	1,444	1,590
Interest on long-term debt	1,929	569
Interest on subordinated debt	1,330	1,330
Interest on junior subordinated debt	260
Total interest expense	68,179	43,294
Net interest income	77,478	66,485
Provision for (credit to) credit losses	15,762	(1,103)
Net interest income after provision for (credit to) credit losses	61,716	67,588
Noninterest income:
Service charges, fees, commissions and other	7,304	5,847
Merchant services income	598	542
Commissions and fees on fiduciary activities	1,717	1,691
Wealth management income	1,486	1,177
Mortgage banking income	263	295
Increase in cash surrender value of life insurance	1,116	790
Interest rate swap revenue	25	512
Net gains (losses) on equity investment securities	155	(17)
Net gains on sale of investment securities available for sale	1	81
Total noninterest income	12,665	10,918
Noninterest expense:
Salaries and employee benefits expense	30,459	26,346
Net occupancy and equipment expense	15,745	12,678
Acquisition related expenses	11,210	990
Amortization of intangible assets	1,665	86
Net gains on sale of other real estate owned		(18)
Other expenses	12,649	10,140
Total noninterest expense	71,728	50,222
Income before income taxes	2,653	28,284
Provision for income tax expense	242	4,534
Net income	$2,411	$23,750
Other comprehensive income (loss) :
Unrealized gains (losses) on investment securities available for sale	$12,744	$(4,690)
Reclassification adjustment for gains on available for sale securities included in net income	(1)	(81)
Change in derivative fair value	(185)	826
Income tax expense (benefit) related to other comprehensive income (loss)	2,748	(851)
Other comprehensive income (loss), net of income tax expense (benefit)	9,810	(3,094)
Comprehensive income	$12,221	$20,656
Share and per share amounts:
Net income - basic	$0.30	$3.33
Net income - diluted	0.30	3.31
Cash dividends declared	1.44	1.23
Average common shares outstanding - basic	8,039,734	7,130,506
Average common shares outstanding - diluted	8,094,036	7,165,570

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2024	2024	2024	2023	2023
Interest income:
Interest and fees on loans:
Taxable	$59,412	$34,406	$34,041	$33,730	$33,095
Tax-exempt	2,299	1,399	1,418	1,423	1,411
Interest and dividends on investment securities:
Taxable	4,739	1,904	1,918	1,939	1,920
Tax-exempt	411	371	371	372	375
Dividends	55	2	2
Interest on interest-bearing deposits in other banks	397	115	120	145	91
Interest on federal funds sold	971	179	1,127	2,463	1,873
Total interest income	68,284	38,376	38,997	40,072	38,765
Interest expense:
Interest on deposits	26,398	18,114	18,704	18,756	16,481
Interest on short-term borrowings	550	633	262	330	291
Interest on long-term debt	1,389	269	270	273	273
Interest on subordinated debt	443	444	443	444	443
Interest on junior subordinated debt	260
Total interest expense	29,040	19,460	19,679	19,803	17,488
Net interest income	39,244	18,916	19,318	20,269	21,277
Provision for (credit to) credit losses	14,458	596	708	1,669	(166)
Net interest income after provision for (credit to) credit losses	24,786	18,320	18,610	18,600	21,443
Noninterest income:
Service charges, fees, commissions and other	3,384	1,885	2,036	1,881	1,900
Merchant services income	223	260	115	151	170
Commissions and fees on fiduciary activities	649	517	551	528	606
Wealth management income	708	416	361	399	393
Mortgage banking income	84	87	92	95	87
Increase in cash surrender value of life insurance	551	286	279	277	270
Interest rate swap revenue	(53)	102	(24)	(122)	266
Net gains (losses) on investment equity securities	175	(12)	(8)	6
Net gains on sale of investment securities available for sale	1
Total noninterest income	5,722	3,541	3,402	3,215	3,692
Noninterest expense:
Salaries and employee benefits expense	13,170	8,450	8,839	8,939	8,784
Net occupancy and equipment expense	6,436	4,576	4,725	4,468	4,298
Acquisition related expenses	9,653	1071	486	826	869
Amortization of intangible assets	1,665			19	29
Net gains on sale of other real estate					(18)
Other expenses	4,578	4,061	4,018	3,346	3,092
Total noninterest expense	35,502	18,158	18,068	17,598	17,054
Income before income taxes	(4,994)	3,703	3,944	4,217	8,081
Income tax (benefit) expense	(657)	421	478	587	1,335
Net (loss) income	$(4,337)	$3,282	$3,466	$3,630	$6,746
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available for sale	$15,167	$18	$(2,441)	$19,494	$(10,378)
Reclassification adjustment for gains on available for sale securities included in net income	(1)
Change in benefit plan liabilities				1,129
Change in derivative fair value	(1,424)	160	1,079	(1,650)	747
Income tax expense (benefit) related to other comprehensive income (loss)	3,008	38	(298)	3,894	(2,074)
Other comprehensive income (loss), net of income tax expense (benefit)	10,734	140	(1,064)	15,079	(7,557)
Comprehensive income (loss)	$6,397	$3,422	$2,402	$18,709	$(811)
Share and per share amounts:
Net income - basic	$(0.43)	$0.47	$0.49	$0.52	$0.95
Net income - diluted	(0.43)	0.46	0.49	0.51	0.95
Cash dividends declared	0.62	0.41	0.41	0.41	0.41
Average common shares outstanding - basic	9,987,627	7,057,258	7,052,912	7,040,852	7,088,745
Average common shares outstanding - diluted	10,044,449	7,114,115	7,102,112	7,091,015	7,120,685

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Three Months Ended
	September 30, 2024			September 30, 2023
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$3,790,138	$59,412	6.24%	$2,627,700	$33,095	5.00%
Tax-exempt	278,496	2,910	4.16	226,628	1,786	3.13
Total loans	4,068,634	62,322	6.09	2,854,328	34,881	4.85
Investments:
Taxable	611,032	4,794	3.12	454,727	1,920	1.68
Tax-exempt	89,532	520	2.31	87,731	475	2.15
Total investments	700,564	5,314	3.02	542,458	2,395	1.75
Interest-bearing deposits	10,820	150	5.55	6,893	91	5.24
Federal funds sold	92,171	1,218	5.26	134,583	1,873	5.52
Total earning assets	4,872,189	69,004	5.63%	3,538,262	39,240	4.40%
Less: allowance for credit losses	37,535			23,691
Other assets	456,540			215,472
Total assets	$5,291,194	$69,004		$3,730,043	$39,240
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$906,842	$8,231	3.61%	$697,387	$5,945	3.38%
Interest-bearing demand and NOW accounts	1,414,228	6,888	1.94	800,978	4,335	2.15
Savings accounts	518,038	3,420	2.63	462,468	272	0.23
Time deposits less than $100	687,511	4,637	2.68	412,705	4,234	4.07
Time deposits $100 or more	275,786	3,222	4.65	208,153	1,695	3.23
Total interest-bearing deposits	3,802,405	26,398	2.76	2,581,691	16,481	2.53
Short-term borrowings	43,895	550	4.98	21,759	291	5.31
Long-term debt	111,804	1,389	4.94	25,000	273	4.33
Subordinated debt	33,000	443	5.34	33,000	443	5.33
Junior subordinated debt	8,000	260	12.93
Total borrowings	196,699	2,642	5.34	79,759	1,007	5.01
Total interest-bearing liabilities	3,999,104	29,040	2.89	2,661,450	17,488	2.61
Noninterest-bearing deposits	713,776			688,301
Other liabilities	96,177			47,788
Stockholders’ equity	482,137			332,504
Total liabilities and stockholders’ equity	$5,291,194			$3,730,043
Net interest income/spread		$39,964	2.74%		$21,752	1.79%
Net interest margin			3.26%			2.44%
Tax-equivalent adjustments:
Loans		$611			$375
Investments		109			100
Total adjustments		$720			$475

The average balances of assets and liabilities, corresponding interest income and expense and resulting average yields or rates paid are summarized as follows. Averages for earning assets include nonaccrual loans. Investment averages include available for sale securities at amortized cost. Income on investment securities and loans is adjusted to a tax-equivalent basis using the prevailing federal statutory tax rate of 21%.

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	For the Nine Months Ended
	September 30, 2024			September 30, 2023
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$3,022,988	$127,859	5.65%	$2,596,848	$95,283	4.91%
Tax-exempt	242,293	6,476	3.57	225,178	5,323	3.16
Total loans	3,265,281	134,335	5.50	2,822,026	100,606	4.77
Investments:
Taxable	501,100	8,620	2.30	474,425	5,977	1.68
Tax-exempt	87,612	1,459	2.22	92,111	1,532	2.22
Total investments	588,712	10,079	2.29	566,536	7,509	1.77
Interest-bearing deposits	9,541	385	5.39	5,004	190	5.08
Federal funds sold	61,635	2,524	5.47	72,098	2,914	5.40
Total earning assets	3,925,169	147,323	5.01%	3,465,664	111,219	4.29%
Less: allowance for credit losses	27,660			24,711
Other assets	294,186			211,537
Total assets	$4,191,695	$147,323		$3,652,490	$111,219
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$792,391	$22,116	3.73%	$694,478	$15,459	2.98%
Interest-bearing demand and NOW accounts	977,722	16,125	2.20	768,277	10,661	1.86
Savings accounts	450,161	3,975	1.18	485,985	727	0.20
Time deposits less than $100	475,194	17,778	5.00	327,810	8,980	3.66
Time deposits $100 or more	271,765	3,222	1.58	195,450	3,978	2.72
Total interest-bearing deposits	2,967,233	63,216	2.85	2,472,000	39,805	2.15
Short-term borrowings	36,349	1,444	5.31	43,125	1,590	4.93
Long-term debt	54,147	1,929	4.76	17,576	569	4.33
Subordinated debt	33,000	1,330	5.38	33,000	1,330	5.39
Junior subordinated debt	2,692	260	12.90
Total borrowings	126,188	4,963	5.25	93,701	3,489	4.98
Total interest-bearing liabilities	3,093,421	68,179	2.94	2,565,701	43,294	2.26
Noninterest-bearing deposits	650,446			714,779
Other liabilities	59,622			42,101
Stockholders’ equity	388,206			329,909
Total liabilities and stockholders’ equity	$4,191,695			$3,652,490
Net interest income/spread		$79,144	2.07%		$67,925	2.03%
Net interest margin			2.69%			2.62%
Tax-equivalent adjustments:
Loans		$1,360			$1,118
Investments		306			322
Total adjustments		$1,666			$1,440

Peoples Financial Services Corp.

Details of Net Interest Income and Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2024	2024	2024	2023	2023
Net interest income:
Interest income:
Loans, net:
Taxable	$59,412	$34,406	$34,041	$33,730	$33,095
Tax-exempt	2,910	1,771	1,795	1,801	1,786
Total loans, net	62,322	36,177	35,836	35,531	34,881
Investments:
Taxable	4,794	1,906	1,920	1,939	1,920
Tax-exempt	520	469	470	471	475
Total investments	5,314	2,375	2,390	2,410	2,395
Interest on interest-bearing balances in other banks	150	115	120	145	91
Federal funds sold	1,218	179	1,127	2,463	1,873
Total interest income	69,004	38,846	39,473	40,549	39,240
Interest expense:
Deposits	26,398	18,114	18,704	18,756	16,481
Short-term borrowings	550	633	262	330	291
Long-term debt	1,389	269	270	273	273
Subordinated debt	443	444	443	444	443
Junior subordinated debt	260
Total interest expense	29,040	19,460	19,679	19,803	17,488
Net interest income	$39,964	$19,386	$19,794	$20,746	$21,752
Loans, net:
Taxable	6.24%	5.25%	5.20%	5.08%	5.00%
Tax-exempt	4.16%	3.20%	3.20%	3.14%	3.13%
Total loans, net	6.09%	5.09%	5.04%	4.93%	4.85%
Investments:
Taxable	3.12%	1.73%	1.73%	1.71%	1.68%
Tax-exempt	2.31%	2.19%	2.18%	2.14%	2.15%
Total investments	3.02%	1.80%	1.80%	1.78%	1.75%
Interest-bearing balances with banks	5.55%	5.28%	5.35%	5.51%	5.24%
Federal funds sold	5.26%	5.68%	5.60%	5.52%	5.52%
Total interest-earning assets	5.63%	4.58%	4.56%	4.49%	4.40%
Interest expense:
Deposits	2.76%	2.92%	2.90%	2.80%	2.53%
Short-term borrowings	4.98%	5.61%	5.35%	5.43%	5.31%
Long-term debt	4.94%	4.33%	4.34%	4.33%	4.33%
Subordinated debt	5.34%	5.41%	5.40%	5.34%	5.33%
Junior subordinated debt	12.93%
Total interest-bearing liabilities	2.89%	3.01%	2.96%	2.86%	2.61%
Net interest spread	2.74%	1.57%	1.60%	1.63%	1.79%
Net interest margin	3.26%	2.29%	2.29%	2.30%	2.44%

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
At period end	2024	2024	2024	2023	2023
Assets:
Cash and due from banks	$97,090	$41,234	$32,009	$33,524	$39,285
Interest-bearing balances in other banks	10,286	8,722	8,259	9,141	9,550
Federal funds sold	178,093		69,700	144,700	205,700
Investment securities:
Available for sale	562,486	385,240	394,413	398,927	382,227
Equity investments carried at fair value	3,921	78	91	98	92
Held to maturity	79,861	81,598	83,306	84,851	86,246
Total investments	646,268	466,916	477,810	483,876	468,565
Loans held for sale	803		300	250
Loans	4,069,683	2,869,553	2,858,412	2,849,897	2,870,969
Less: allowance for credit losses	39,341	23,123	22,597	21,895	23,010
Net loans	4,030,342	2,846,430	2,835,815	2,828,002	2,847,959
Goodwill	76,958	63,370	63,370	63,370	63,370
Premises and equipment, net	75,877	58,565	59,097	61,276	61,936
Bank owned life insurance	87,401	49,955	49,673	49,397	49,123
Deferred tax assets	33,078	14,460	14,241	13,770	17,956
Accrued interest receivable	17,979	13,326	13,565	12,734	12,769
Other intangible assets, net	35,907				19
Other assets	70,056	53,077	45,299	42,249	49,567
Total assets	$5,360,138	$3,616,055	$3,669,138	$3,742,289	$3,825,799
Liabilities:
Deposits:
Noninterest-bearing	$717,565	$620,971	$623,408	$644,683	$691,071
Interest-bearing	3,920,299	2,443,988	2,580,530	2,634,354	2,674,012
Total deposits	4,637,864	3,064,959	3,203,938	3,279,037	3,365,083
Short-term borrowings	37,346	104,250	20,260	17,590	27,020
Long-term debt	111,489	25,000	25,000	25,000	25,000
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Junior subordinated debt	8,015
Accrued interest payable	6,829	5,507	5,327	5,765	4,777
Other liabilities	50,544	42,532	41,621	41,475	46,529
Total liabilities	4,885,087	3,275,248	3,329,146	3,401,867	3,501,409
Stockholders’ equity:
Common stock	19,993	14,122	14,122	14,093	14,093
Capital surplus	250,578	122,449	122,162	122,130	121,870
Retained earnings	239,021	249,511	249,123	248,550	247,857
Accumulated other comprehensive loss	(34,541)	(45,275)	(45,415)	(44,351)	(59,430)
Total stockholders’ equity	475,051	340,807	339,992	340,422	324,390
Total liabilities and stockholders’ equity	$5,360,138	$3,616,055	$3,669,138	$3,742,289	$3,825,799

Peoples Financial Services Corp.

Loan and Asset Quality Data (Unaudited)

(In thousands)

At period end	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Commercial
Taxable	$616,369	$411,112	$400,439	$317,245	$351,545
Non-taxable	273,710	220,893	224,083	226,470	229,635
Total	890,079	632,005	624,522	543,715	581,180
Real estate
Commercial real estate	2,309,588	1,793,652	1,794,086	1,863,118	1,846,350
Residential	550,590	369,671	361,490	360,803	357,647
Total	2,860,178	2,163,323	2,155,576	2,223,921	2,203,997
Consumer
Indirect Auto	130,380	66,792	71,675	75,389	78,953
Consumer Other	15,580	7,433	6,639	6,872	6,839
Total	145,960	74,225	78,314	82,261	85,792
Equipment Financing	173,466
Total	$4,069,683	$2,869,553	$2,858,412	$2,849,897	$2,870,969

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
At quarter end	2024	2024	2024	2023	2023
Nonperforming assets:
Nonaccrual/restructured loans	$20,949	$7,116	$7,056	$3,961	$3,060
Accruing loans past due 90 days or more	569		656	986	700
Foreclosed assets	27	27
Total nonperforming assets	$21,545	$7,143	$7,712	$4,947	$3,760

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2024	2024	2024	2023	2023
Allowance for credit losses:
Beginning balance	$23,123	$22,597	$21,895	$23,010	$23,218
Merger-related adjustments - Non PCD Loans	14,328
Merger-related adjustments - PCD Loans	1,842
Charge-offs	534	135	108	2,808	65
Recoveries	452	65	102	24	23
Provision for (credit to) credit losses	130	596	708	1,669	(166)
Ending balance	$39,341	$23,123	$22,597	$21,895	$23,010

Peoples Financial Services Corp.

Deposit and Liquidity Detail (Unaudited)

(In thousands)

At period end	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Interest-bearing deposits:
Money market accounts	$1,018,575	$690,631	$759,305	$782,243	$767,868
Interest-bearing demand and NOW accounts	1,439,382	715,890	754,673	796,426	825,066
Savings accounts	509,412	397,827	415,459	429,011	447,684
Time deposits less than $250	824,791	504,879	517,009	505,409	512,646
Time deposits $250 or more	128,139	134,761	134,084	121,265	120,748
Total interest-bearing deposits	3,920,299	2,443,988	2,580,530	2,634,354	2,674,012
Noninterest-bearing deposits	717,565	620,971	623,408	644,683	691,071
Total deposits	$4,637,864	$3,064,959	$3,203,938	$3,279,037	$3,365,083

	September 30, 2024
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,788,213	38.6%	100,690	$18
Commercial	1,544,269	33.3	19,496	79
Municipal	913,822	19.7	2,578	354
Brokered	391,560	8.4	50	7,831
Total Deposits	$4,637,864	100.0	122,814	$38

Uninsured	1,566,710	33.8%
Insured	3,071,154	66.2

	December 31, 2023
At period end	Amount	Percent of Total	Number of accounts	Average Balance
Deposit Detail:
Retail	$1,358,371	41.4%	70,334	$19
Commercial	1,096,547	33.4	13,433	82
Municipal	563,124	17.2	1,856	303
Brokered	260,995	8.0	24	10,875
Total Deposits	$3,279,037	100.00	85,647	$38

Uninsured	883,530	26.9%
Insured	2,395,507	73.1

			Total Available
At September 30, 2024	Total Available	Outstanding	for Future Liquidity
FHLB advances	$1,446,345	$477,617	$968,728
Federal Reserve - Discount Window & Bank Term Funding Program	569,771	25,000	544,771
Correspondent bank lines of credit	18,000		18,000
Other sources of liquidity:
Brokered deposits	804,021	391,560	412,461
Unencumbered securities	298,519		298,519
Total sources of liquidity	$3,136,656	$894,177	$2,242,479

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Average quarterly balances	2024	2024	2024	2023	2023
Assets:
Loans, net:
Taxable	$3,790,138	$2,637,164	$2,632,554	$2,632,865	$2,627,700
Tax-exempt	278,496	222,655	225,293	227,800	226,628
Total loans, net	4,068,634	2,859,819	2,857,847	2,860,665	2,854,328
Investments:
Taxable	611,032	443,146	446,996	450,533	454,727
Tax-exempt	89,532	86,418	86,864	87,297	87,731
Total investments	700,564	529,564	533,860	537,830	542,458
Interest-bearing balances with banks	10,820	8,763	9,025	10,432	6,893
Federal funds sold	92,171	12,672	80,955	176,983	134,583
Total interest-earning assets	4,872,189	3,410,818	3,481,687	3,585,910	3,538,262
Other assets	419,005	198,248	195,063	188,478	191,781
Total assets	$5,291,194	$3,609,066	$3,676,750	$3,774,388	$3,730,043
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$3,802,405	$2,496,298	$2,593,813	$2,661,156	$2,581,691
Noninterest-bearing	713,776	620,256	616,610	651,182	688,301
Total deposits	4,516,181	3,116,554	3,210,423	3,312,338	3,269,992
Short-term borrowings	43,895	45,383	19,687	24,103	21,759
Long-term debt	111,804	25,000	25,000	25,000	25,000
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Other liabilities	96,177	48,630	47,688	52,760	47,788
Total liabilities	4,801,057	3,268,567	3,335,798	3,447,201	3,397,539
Stockholders’ equity	482,137	340,499	340,952	327,187	332,504
Total liabilities and stockholders’ equity	$5,283,194	$3,609,066	$3,676,750	$3,774,388	$3,730,043

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Sept 30	June 30	Mar 31	Dec 31	Sept 30
Three months ended	2024	2024	2024	2023	2023
Core net income per share:
Net (loss) income GAAP	$(4,337)	$3,282	$3,466	$3,630	$6,746
Adjustments:
Add: ACL provision for FNCB acquired legacy loans	14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment	1,885
Add: Acquisition related expenses	9,653	1,071	486	826	869
Less: Acquisition related expenses tax adjustment	1,270	122	59	115	144
Core net income	$16,489	$4,231	$3,893	$4,341	$7,471
Average common shares outstanding - diluted	10,044,449	7,114,115	7,102,112	7,091,015	7,120,685
Core net income per share	$1.64	$0.59	$0.55	$0.61	$1.05

Tangible book value:
Total stockholders’ equity	$475,051	$340,807	$339,992	$340,422	$324,390
Less: Goodwill	76,958	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	35,907				19
Total tangible stockholders’ equity	$362,186	$277,437	$276,622	$277,052	$261,001
Common shares outstanding	9,994,648	7,057,258	7,057,258	7,040,852	7,040,852
Tangible book value per share	$36.24	$39.31	$39.20	$39.35	$37.07

Core return on average stockholders’ equity:
Net (loss) income GAAP	$(4,337)	$3,282	$3,466	$3,630	$6,746
Adjustments:
Add: ACL provision for FNCB acquired legacy loans	14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment	1,885
Add: Acquisition related expenses	9,653	1,071	486	826	869
Less: Acquisition related expenses tax adjustment	1,270	122	59	115	144
Core net income	$16,489	$4,231	$3,893	$4,341	$7,471
Average stockholders’ equity	$482,137	$340,499	$340,952	$327,187	$332,504
Core return on average stockholders’ equity	13.61%	5.00%	4.59%	5.26%	8.91%

Return on average tangible equity:
Net (loss) income GAAP	$(4,337)	$3,282	$3,466	$3,630	$6,746
Average stockholders’ equity	$482,137	$340,499	$340,952	$327,187	$332,504
Less: average intangibles	113,032	63,370	63,370	63,380	63,404
Average tangible stockholders’ equity	$369,105	$277,129	$277,582	$263,807	$269,100
Return on average tangible stockholders’ equity	(4.67)%	4.76%	5.02%	5.46%	9.95%

Core return on average tangible stockholders’ equity:
Net (loss) income GAAP	$(4,337)	$3,282	$3,466	$3,630	$6,746
Adjustments:
Add: ACL provision for FNCB acquired legacy loans	14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment	1,885
Add: Acquisition related expenses	9,653	1,071	486	826	869
Less: Acquisition related expenses tax adjustment	1,270	122	59	115	144
Core net income	$16,489	$4,231	$3,893	$4,341	$7,471
Average stockholders’ equity	$482,137	$340,499	$340,952	$327,187	$332,504
Less: average intangibles	113,032	63,370	63,370	63,380	63,404
Average tangible stockholders’ equity	$369,105	$277,129	$277,582	$263,807	$269,100
Core return on average tangible stockholders’ equity	17.77%	6.14%	5.64%	6.53%	11.01%

Core return on average assets:
Net (loss) income GAAP	$(4,337)	$3,282	$3,466	$3,630	$6,746
Adjustments:
Add: ACL provision for FNCB acquired legacy loans	14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment	1,885
Add: Acquisition related expenses	9,653	1,071	486	826	869
Less: Acquisition related expenses tax adjustment	1,270	122	59	115	144
Core net income	$16,489	$4,231	$3,893	$4,341	$7,471
Average assets	$5,291,194	$3,609,066	$3,676,750	$3,774,388	$3,730,043
Core return on average assets	1.24%	0.47%	0.43%	0.46%	0.79%

Core pre-provision net revenue (PPNR) per share:
(Loss) income before taxes (GAAP)	$(4,994)	$3,703	$3,944	$4,217	$8,081
Add: Acquisition related expenses	9,653	1,071	486	826	869
Add: ACL provision for FNCB acquired legacy loans	14,328
Add: Provision for (credit to) credit losses	130	596	708	1,669	(166)
Add: Provision for (credit to) credit losses on unfunded commitments	(785)	(197)	487	(2)	(12)
Core PPNR (non-GAAP)	$18,332	$5,173	$5,625	$6,710	$8,772
Average common shares outstanding-diluted	10,044,449	7,114,115	7,102,112	7,091,015	7,120,685
Core PPNR per share (non-GAAP)	$1.83	$0.73	$0.79	$0.95	$1.23

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Sept 30	Sept 30
Nine months ended	2024	2023
Core net income per share:
Net income GAAP	$2,411	$23,750
Adjustments:
Add: ACL provision for FNCB acquired legacy loans	14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment	1,307
Less: Gain on sale of available for sale securities		81
Add: Gain on sale of available for sale securities tax adjustment		17
Add: Acquisition related expenses	11,210	990
Less: Acquisition related expenses tax adjustment	1,023	159
Core net income	$25,619	$24,517
Average common shares outstanding - diluted	8,094,036	7,165,570
Core net income per share	$3.17	$3.42

Core return on average stockholders’ equity:
Net income GAAP	$2,411	$23,750
Adjustments:
Add: ACL provision for FNCB acquired legacy loans	14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment	1,307
Less: Gain on sale of available for sale securities		81
Add: Gain on sale of available for sale securities tax adjustment		17
Add: Acquisition related expenses	11,210	990
Less: Acquisition related expenses tax adjustment	1,023	159
Core net income	$25,619	$24,517
Average stockholders’ equity	388,206	329,909
Core return on average stockholders’ equity	13.27%	14.99%

Return on average tangible equity:
Net income GAAP	$2,411	$23,750
Average stockholders’ equity	388,206	329,909
Less: average intangibles	79,924	63,694
Average tangible stockholders’ equity	$308,282	$266,215
Return on average tangible stockholders’ equity	1.57%	17.99%

Core return on average tangible stockholders’ equity:
Net income GAAP	$2,411	$23,750
Adjustments:
Add: ACL provision for FNCB acquired legacy loans	14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment	1,307
Less: Gain on sale of available for sale securities		81
Add: Gain on sale of available for sale securities tax adjustment		17
Add: Acquisition related expenses	11,210	990
Less: Acquisition related expenses tax adjustment	1,023	159
Core net income	$25,619	$24,517
Average stockholders’ equity	388,206	329,909
Less: average intangibles	79,924	63,694
Average tangible stockholders’ equity	$308,282	$266,215
Core return on average tangible stockholders’ equity	16.71%	18.57%

Core return on average assets:
Net income GAAP	$2,411	$23,750
Adjustments:
Add: ACL provision for FNCB acquired legacy loans	14,328
Less: ACL provision for FNCB acquired legacy loans tax adjustment	1,307
Less: Gain on sale of available for sale securities		81
Add: Gain on sale of available for sale securities tax adjustment		17
Add: Acquisition related expenses	11,210	990
Less: Acquisition related expenses tax adjustment	1,023	159
Core net income	$25,619	$24,517
Average assets	4,191,695	3,652,490
Core return on average assets	1.23%	1.35%

Core pre-provision net revenue (PPNR) per share:
Income before taxes (GAAP)	$2,653	$28,284
Add: ACL provision for FNCB acquired legacy loans	14,328
Add: Acquisition related expenses	11,210	990
Add: Provision for (credit to) credit losses	1,434	(1,103)
Add: Provision for (credit to) credit losses on unfunded commitments	(495)	(197)
Core PPNR (non-GAAP)	$29,130	$27,974
Average common shares outstanding-diluted	8,094,036	7,165,570
Core PPNR per share (non-GAAP)	$3.60	$3.90

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

The following tables reconcile the non-GAAP financial measures of FTE net interest income for the three and nine months ended September 30, 2024 and 2023:

Three months ended September 30	2024	2023
Interest income (GAAP)	$68,284	$38,765
Adjustment to FTE	720	475
Interest income adjusted to FTE (non-GAAP)	69,004	39,240
Interest expense	29,040	17,488
Net interest income adjusted to FTE (non-GAAP)	$39,964	$21,752

Nine months ended September 30	2024	2023
Interest income (GAAP)	$145,657	$109,779
Adjustment to FTE	1,666	1,440
Interest income adjusted to FTE (non-GAAP)	147,323	111,219
Interest expense	68,179	43,294
Net interest income adjusted to FTE (non-GAAP)	$79,144	$67,925

The efficiency ratio is noninterest expenses, less amortization of intangible assets and acquisition related costs, as a percentage of FTE net interest income plus noninterest income. The following tables reconcile the non-GAAP financial measures of the efficiency ratio to GAAP for the three and nine months ended September 30, 2024 and 2023:

Three months ended September 30	2024	2023
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$35,502	$17,054
Less: Amortization of intangible assets expense	1,665	29
Less: Acquisition related expenses	9,653	869
Noninterest expense (non-GAAP)	24,184	16,156

Net interest income (GAAP)	39,244	21,277
Plus: Taxable equivalent adjustment	720	475
Noninterest income (GAAP)	5,722	3,692
Less: Net gains (losses) on equity securities	175
Less: Gain (loss) on sale of available for sale securities	1
Net interest income (FTE) plus noninterest income (non-GAAP)	$45,510	$25,444
Efficiency ratio (non-GAAP)	53.14%	63.50%

Nine months ended September 30	2024	2023
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$71,728	$50,222
Less: Amortization of intangible assets expense	1,665	86
Less: Acquisition related expenses	11,210	990
Noninterest expense (non-GAAP)	58,853	49,146

Net interest income (GAAP)	77,478	66,485
Plus: Taxable equivalent adjustment	1,666	1,440
Noninterest income (GAAP)	12,665	10,918
Less: Net losses on equity securities	155	(17)
Less: Gains on sale of available for sale securities	1	81
Net interest income (FTE) plus noninterest income (non-GAAP)	$91,653	$78,779
Efficiency ratio (non-GAAP)	64.21%	62.38%